UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 25, 2006

                                ERHC ENERGY INC.
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             (Exact name of registrant as specified in its charter)

        Colorado                     000-17325                   88-0218499
-------------------------    ------------------------    -----------------------
(State of organization)      (Commission File Number)         (IRS Employer
                                                            Identification No.)

5444 Westheimer Road, Suite 1570                                    77056
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Houston, TX
(Address of principal executive offices)                          (Zip Code)

Registrant's Telephone Number, including area code: (713) 626-4700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On January 20, 2006, by mutual agreement with the board, Ali Memon resigned as director and chief executive officer of ERHC Energy Inc. ("Company"), thereby terminating his employment agreement.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 20, 2006, by mutual agreement with the board, Ali Memon resigned as director and chief executive officer of the Company to spend more time with his family and to pursue other interests. On January 21, 2006, the board of directors of the Company appointed Walter Brandhuber as a director and chief executive officer of the Company.

Mr. Brandhuber, 51, was a senior consultant at CRA International Limited, in London, from 2003 until his appointment. From 1999 to 2003, he was a managing director and member of the board of Odin Petroleum NV based in London and Amsterdam. He was also on the board of Calverton Limited from 1999 to 2000. Between 1989 and 1998, Mr Brandhuber worked in Union Texas Petroleum, his last position being vice-president.

There is no arrangement or understanding between Mr. Brandhuber and any other person pursuant to which Mr. Brandhuber was selected as a director. Mr. Brandhuber has no family relationship with any officer or director of the Company. Further, Mr. Brandhuber has not been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-K between the Company and him. As of the date of the filing of this report, it has not been determined which committee(s), if any, he will serve.

                                  SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         ERHC Energy Inc.



                          By: /s/ Peter C. Ntephe
                             --------------------------
                             Peter C. Ntephe, Secretary



DATE:    January 25, 2006